UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2017

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 8, 2017, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that in its fiscal 2017 first quarter, it entered into two leases aggregating approximately 104,000 square feet of its industrial/warehouse space in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut. The lease terms for these two new leases are to start upon completion of tenant improvements, which is expected to be before the end of the fiscal 2017 third quarter. As a result of these two new leases, Griffin’s industrial/warehouse portfolio of twenty-one buildings comprising approximately 2,864,000 square feet located in the Hartford, Connecticut area and the Lehigh Valley of Pennsylvania is essentially fully leased. Also in the fiscal 2017 first quarter, Griffin entered into a full building lease for its approximately 23,000 square foot office/flex building (“204 West Newberry Road”) with a lease term that is expected to begin in the fiscal 2017 fourth quarter. 204 West Newberry Road is currently leased, but the tenant in that building previously informed Griffin that it would not renew its lease when it is scheduled to expire later this year. As of the end of the fiscal 2017 first quarter, Griffin’s total real estate portfolio of approximately 3,297,000 square feet, of which approximately 87% is industrial/warehouse space, was approximately 96% leased, as compared to approximately 93% leased at the end of fiscal 2016.

A copy of Griffin’s March 8, 2017 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s March 8, 2017 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, Griffin’s expectations regarding the completion of tenant improvements pertaining to the two new NE Tradeport leases; and the timing of occupancy by the tenants in the two new NE Tradeport leases and the new lease of 204 West Newberry Road. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: March 8, 2017